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                                                                  Exhibit 99B.10

Consent of Ernst and Young LLP, Independent Auditors

We consent to the reference of our firm under the caption "Experts" and "Independent Auditors" and to the use of our reports dated March 22, 2004 in Post Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 (Form N-4 333-70600), related prospectus and statement of additional information with respect to the consolidated financial statements and schedules of ING USA Annuity and Life Insurance Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003. We also consent to the use of our report dated March 15, 2004 with respect to the statement of assets and liabilities of Separate Account B as of December 31, 2003 and the related statement of operations for the period then ended, and the statements of changes in net assets for each of the two years in the period then ended, included in this Registration Statement, related prospectus and statement of additional information.

We also consent to the use of our reports dated March 22, 2004 relating to the statutory- basis financial statements of Equitable Life Insurance Company, United Life and Annuity Insurance Company and USG Annuity & Life Company as of December 31, 2003 and 2002 and for the years then ended included in this Registration Statement, related prospectus and statement of additional information.

Our audits (to which the date of our report is March 22, 2004) also included the financial statement schedules of ING USA Annuity and Life Insurance Company (formerly Golden American Life Insurance Company). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                     /S/ Ernst & Young LLP


Atlanta, Georgia
April 5, 2004